EXHIBIT 10.1.2

FABRINET

AMENDED AND RESTATED 1999 SHARE OPTION PLAN

SHARE OPTION AGREEMENT

Unless otherwise defined herein the terms defined in the Plan, which is attached hereto, shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted an option to purchase Ordinary Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	Incentive Share Option
Nonstatutory Share Option

Term/Expiration Date:

Vesting Schedule:

Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. Upon the death of the Optionee, this Option may be exercised for twenty-four months after Optionee ceases to be a Service Provider. Upon the Retirement of the Optionee, this Option may be exercised for three years after the Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

A.	Grant of Option; Special Rules for ISOs.

The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part 1 of this Agreement (the “Optionee”) an option (the ‘“Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms are defined in the Plan if not defined herein. The Optionee agrees to be bound by the terms and conditions of the Option set forth herein and in the Plan.

If designated in the Notice of Grant as an Incentive Share Option (“ISO”), this Option is intended to qualify as an Incentive Share Option under Section 422 of the Code. However, if this Option is intended to be an ISO, this Option will be treated only to the extent that complies with the requirements of the Code applicable to ISOs, including (without limitation) that it does not exceed the $100,000 rule of Code Section 422(d) and is exercised within the applicable exercise periods for ISOs using a payment method that is permissible for ISOs. To the extent that the Option does not satisfy these requirements, it shall be treated as a Nonstatutory Share Option (“NSO”).

B.	Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and upon satisfaction of the tax withholding provisions of Section 19 of the Plan.

      No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

(c) Local Law; Foreign Exchange and Tax Compliance. Notwithstanding anything else contained herein to the contrary, due to certain foreign exchange regulations in the People’s Republic of China (“PRC”), the Administrator may, at its discretion, limit the method of Option exercise to a cashless method for Optionees resident m the PRC not having permanent residence in a country other than the PRC (“PRC Participants”). Such discretion includes and is not limited to the required exchange of proceeds by the Administrator into Renminbi for transmittal to PRC Participants, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary, to comply with applicable PRC foreign exchange and tax regulations. PRC Participants acknowledge and consent that all relevant data concerning exercise events will be disclosed by the Employer to the relevant PRC local tax bureau to the extent required by PRC law.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.	cash; or

2.	check; or

3.	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.	surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

5.	to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.	Securities Law Compliance.

The Optionee acknowledges that the Option and the Ordinary Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Option Agreement, hereby makes the following presentations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•

The Optionee is acquiring the Option and, if and when he/she exercises the Option, will acquire the Ordinary Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•

The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares. However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Optionee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•

The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in ordinary shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•

The Optionee understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Optionee is familiar.

•

The Optionee has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement, and the Exercise Notice, which are imposed on the Option and any Ordinary Shares which may be acquired upon exercise of the Option.

•

At no lime was an oral representation made to the Optionee relating to the Option or the purchase of Ordinary Shares and the Optionee was not presented with or solicited by any promotional meeting or material relating to the Option or the Ordinary Shares.

G.	Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

H.	Entire Agreement: Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may be amended in accordance with Section 14 of the Plan. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

I.	NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEES RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	FABRINET

By:
David T. Mitchell, Chief Executive officer

EXHIBIT A

FABRINET

AMENDED AND RESTATED 1999 SHARE OPTION PLAN

EXERCISE NOTICE

Fabrinet

C/O Fabrinet Co., Ltd.

294 Moo 8, Vibhavadi Rangsit Road

Lumlookka, Pathumthanee 12130

Thailand

Attention: Secretary

1. Exercise of Option. Effective as of today,                                               the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Ordinary Shares of Fabrinet (the “Company”) under and pursuant to the Amended and Restated 1999 Share Option Plan (the “Plan”) and the Share Option Agreement, dated                      (the “Option Agreement”). The purchase price for the Shares shall be $                    , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Purchaser hereby affirms as made as of the date hereof the representations in Section II.F of the Option Agreement.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements, of the Company and Purchaser with respect to the subject matter hereof, and may be modified in accordance with Section 14 of the Plan, This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

PURCHASER:	ACCEPTED BY: FABRINET

By:
Name:

Its:

DESIGNATION OF BENEFICIARY

In the event of my death, I hereby designate the following as my beneficiary to receive all of my options that are unexercised at the time.

NAME (Please print)
(First) (Middle) (Last)

Relationship of beneficiary

Address:

Dated:
Signature of Employee